As filed with the Securities and Exchange Commission on August 20, 2002
                                                                                                             Registration No. 333-_________

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-2675207
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois  60007

(Address of Principal Executive Offices; Zip Code)

United Air Lines, Inc. Flight Attendant

Employees' 401(k) Retirement Savings Plan

(Full title of the plan)

Francesca M. Maher, Esq.

Senior Vice President, General Counsel and Secretary

UAL Corporation

P. O. Box 66919

Chicago, Illinois 60666

(847) 700-4000

(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities to be registered Common Stock, par value $.01 per share	Amount to be registered 1,000,000 shares	Proposed maximum offering price per unit $ 2.46 (1)	Proposed maximum aggregate offering price $ 2,460,000.00	Amount of registration fee $ 226.32 (1)

(1) Under Rules 457(c) and 457(h), the registration fee was calculated based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on August 15, 2002.
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Each of UAL Corporation (the "Company") and the United Air Lines, Inc. Flight Attendant Employees' 401(k) Retirement Savings Plan (the "Plan")  hereby incorporates by reference in this registration statement (the "Registration Statement"), the following documents filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Exchange Act of 1934, as amended:

       (1)  The Company's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 1-6033);

       (2)  The Plan's Annual Report on Form 11-K for the fiscal year ended November 30, 2001 and Form 11-K for December 1, 2001 through December 31, 2001;

       (3)  The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

       (4)  The Company's Current Reports on Form 8-K for January 31, 2002, February 7, 2002, March 26, 2002, April 18, 2002, May 2, 2002, June 7, 2002, June 20, 2002, June 24, 2002,  June 27, 2002, July 18, 2002, and August 14, 2002 and Form 8-K/A for June 3, 2002;

       (5)  A description of the Company's Common Stock as contained in the Company's Form 8-A dated July 5, 1994, as amended by each of the Company's Form 8-A/A (Amendment No. 1) dated July 12, 1994, and Form 8-A/A (Amendment No. 2) dated June 26, 1995 and filed with the Commission on June 27, 1995, and in the Company's Form 8-K dated June 27, 1995; and

       (6)  Previously filed Form S-8 and post effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-44553), Form S-8 Registration Statement (File No. 33-62749), Form S-8 Registration Statement (File No. 333-52249) and Form S-8 Registration Statement (File No. 333-63179).

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein by the Company and the Plan and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

       Not Applicable.

Item 5. Interests of Named Experts and Counsel.

       Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Information Incorporated By Reference.  See Form S-8 Registration Statement (File No. 333-63179).

Item 7. Exemption From Registration Claimed.

       Not Applicable.

Item 8. Exhibits.

       The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

       Registrant undertakes to have the Plan, as amended, submitted to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to maintain the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986.

Item 9. Undertakings.

       The undersigned registrant hereby undertakes:

    (a)(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Township, Illinois, on this 20th day of August, 2002.

UAL CORPORATION

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John W. Creighton, Jr. and Frederic F. Brace, and each of them, the true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may have done, or may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John W. Creighton	Chairman and Chief	August 20, 2002
John W. Creighton	Executive Officer (principal executive officer)

/s/ Rono J. Dutta	President	August 9, 2002
Rono J. Dutta	and Director

/s/ Frederic F. Brace	Executive Vice President and	August 20, 2002
Frederic F. Brace	Chief Financial Officer (principal financial officer and principal accounting officer)

Signature	Title	Date

/s/ Stephen R. Canale	Director	August 11, 2002
Stephen R. Canale

/s/ W. James Farrell	Director	August 9, 2002
W. James Farrell

/s/ W. Douglas Ford	Director	August 20, 2002
W. Douglas Ford

/s/ Richard D. McCormick	Director	August 20, 2002
Richard D. McCormick

/s/ James J. O'Connor	Director	August 20, 2002
James J. O'Connor

/s/ Hazel R. O'Leary	Director	August 20, 2002
Hazel R. O'Leary

/s/ Paul E. Tierney, Jr.	Director	August 20, 2002
Paul E. Tierney, Jr.

/s/ John K. Van de Kamp	Director	August 9, 2002
John K. Van de Kamp

/s/ John H. Walker	Director	August 20, 2002
John H. Walker

/s/ Paul R. Whiteford, Jr.	Director	August 12, 2002
Paul R. Whiteford, Jr.

           Pursuant to the requirements of the Securities Act of 1993, United Air Lines, Inc. Pension and Welfare Plans Administration Committee, the administrator of the Plan, has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Elk Grove Township, Illinois, on this 20th day of August, 2002.

PENSION AND WELFARE PLANS
ADMINISTRATION COMMITTEE

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Chairman

EXHIBIT INDEX

Exhibit No.	Description

23	Notice Regarding Consent of Arthur Andersen LLP
24	Power of Attorney (included on the signature page of the Registration Statement)